Exhibit 10.1

April 27, 2004

Aviall, Inc.

2750 Regent Boulevard

DFW Airport, TX 75261

Wachovia Capital Markets, LLC

301 South College Street, 4th Floor

Charlotte, NC 28288

Dear Sirs:

As an inducement to Wachovia Capital Markets, LLC (the “Underwriter”) to enter into the Underwriting Agreement with Aviall, Inc. (the “Company”) and The Carlyle Group (acting through one or more of its affiliates) (“Carlyle”), pursuant to which Carlyle will sell up to 2,875,000 shares of common stock (the “Securities”) of the Company, each of Carlyle, the Company, Peter J. Clare and Allan H. Holt (Messrs. Clare and Holt being collectively referred to herein as the “Carlyle Directors”) hereby severally agrees that, during the period beginning on the date hereof and ending 45 days after the public offering date set forth on the final prospectus supplement used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement (the “Underwriting Agreement”), such person or entity will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of any Securities or other securities, in cash or otherwise, without, in each case, the prior written consent of the Underwriter. In addition, each of Carlyle, the Company and the Carlyle Directors hereby severally agrees that, without the prior written consent of the Underwriter, it or he will not, during the period commencing on the date hereof and ending 45 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for any Securities. Notwithstanding anything to the contrary herein, during the period commencing on the date hereof and ending 45 days after the Public Offering Date, the Company (1) may grant stock options or restricted shares pursuant to the Company’s existing benefit plans, and may issue shares of Common Stock pursuant to the exercise of such options or lapsing of any vesting restrictions, (2) may file registration statements on Form S-8 and amendments thereto in connection with those stock option, restricted stock or other employee stock purchase or benefit plans of the Company and (3) may issue shares of Common Stock upon the exercise of any option or warrant, the lapsing of any vesting restrictions or the conversion or exchange of a security issued by it and outstanding on the date hereof.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities purchased or otherwise acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities by the undersigned to another person or entity bound by this Agreement, to a family member, to an affiliate of the undersigned or to a trust may be made, provided the transferee agrees as a condition to such transfer to be bound by the terms of this Agreement. A transfer of any Securities as a bona fide gift or a disposition not for value may be made, provided the donee or donees agree as a condition to such transaction to be bound by the terms of this Agreement.

In furtherance of the foregoing, the Company is hereby authorized to instruct its transfer agent and registrar not to make any transfer of shares of Securities if, in the good faith judgment of the Company, such transfer would constitute a violation or breach of this Agreement.

It is understood that, if the Company or Carlyle notifies the Underwriter that Carlyle will not proceed with the proposed offering of the Securities, or if the Underwriting Agreement does not become effective or terminates or is terminated prior to the payment and delivery of the Securities, the undersigned will be released from his or its obligations under this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before May 31, 2004.

Very truly yours,

/s/ Paul E. Fulchino

Name:	Paul E. Fulchino
Title:	Chairman, President and Chief Executive Officer